BANK ONE
                                 Exhibit 10.158
                                Credit Agreement


This agreement dated as of December 31, 2003 between Bank One, NA, with its main office in Chicago, IL, and its successors and assigns,(the 'Bank"), whose address is 1301 S. Bowen Rd., Arlington, TX 76013, and Eager Beaver Car Wash, Inc. (the "Borrower"), whose address is 1000 Crawford Place, Suite 400, Mount Laurel, NJ 08054.

1. Credit Facilities.

     1.1 Scope. This agreement, unless hereafter otherwise agreed to in writing by the Bank and the Borrower or prohibited by applicable law, governs the Credit Facilities.

2. Definitions. As used in this agreement, the following terms have the following respective meanings:

     2.1 "Credit Facilities" means all extensions of credit from the Bank to the Borrower, whether now existing or hereafter arising. 2.2 "Liabilities" means all obligations, indebtedness and liabilities of the Borrower to any one or more of the Bank ,BANK ONE CORPORATION, and any of their subsidiaries, affiliates or successors, now existing or later arising, including, without limitation, all loans, advances, interest, costs, overdraft indebtedness, credit card indebtedness, lease obligations, or obligations relating to any Rate Management Transaction, all monetary obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations or substitutions of any of the foregoing, whether the Borrower may be liable jointly with others or individually liable as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, liquidated or unliquidated. The term Rate Management Transaction" in this agreement means any transaction (including an agreement with respect thereto) now existing or hereafier entered into among the Borrower, the Bank or BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     2.3 "Notes" means all promissory notes, instruments and/or contracts evidencing the terms and conditions of the Liabilities.

     2.4 "Affiliate" means any person, corporation or other entity directly or indirectly controlling, controlled by or under common control with the Borrower and any director or officer of the Borrower or any subsidiary of the Borrower.

     2.5 "Distributions" means all dividends and other distributions made by the Borrower to its shareholders, partners, owners or members, as the case may be, other than salary, bonuses, and other compensation for services expended in the current accounting period.

     2.6 "Intangible Assets" means the aggregate amount of all assets classified as intangible assets under generally accepted accounting

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          principles, including, without limitation, goodwill, trademarks, patents, copyrights, organization expenses, prepaid expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, excess of cost over book value of assets acquired, and bond discount and underwriting expenses

     2.7 Subordinated Debt" means debt subordinated to the Bank in manner and by agreement satisfactory to the Bank.

     2.8  "Tangible Capital Funds" means Tangible Net Worth plus Subordinated
          Debt.

     2.9 "Tangible Net Worth" means total assets less the sum of Intangible Assets, receivables from stockholders and affiliates, and total liabilities.

3. Conditions Precedent.

     3.1 Conditions Precedent to Each Extension of Credit. Before any extension of credit governed by this agreement, whether by disbursement of a loan, issuance of a letter of credit or otherwise, the following conditions must be satisfied:
          A. Representations. The representations of the Borrower are U-ne on and as of the date of the extension of credit;
          B. No Event of Default. No default has occurred in any provision of this agreement, the Notes or any agreement related to the Credit Facilities and is continuing or would result from the extension of credit, and no event has occurred which would constitute the occurrence of any default hut for the lapse of time until the end of any grace or cure period; and
          C. Additional Approvals, Opinions, and Documents. The Bank has received any other approvals, opinions and documents as it may reasonably request.

4. Affirmative Covenants. The Borrower shall:

     4.1 Insurance. Maintain insurance with financially sound and reputable insurers covering its properties and business against those casualties and contingencies and in the types and amounts as are in accordance with sound business and industry practices.

     4.2 Existence. Maintain its existence and business operations as presently in effect in accordance with all applicable laws and regulations, pay its debts and obligations when due under normal terms, and pay on or before their due date, all taxes, assessments, fees and other governmental monetary obligations, except as they may he contested in good faith if they have been properly reflected on its books and, at the Bank's request, adequate finds or security has been pledged to insure payment.

     4.3 Financial Records. Maintain proper books and records of account, in accordance with generally accepted accounting principles, and consistent with financial statements previously submitted to the Bank.

     4.4 Inspection. Permit the Bank to inspect and copy the Borrower's business records at such times and at such intervals as the Bank may reasonably require, and to discuss the Borrower's business, operations, and financial condition with the Borrower's officers and accountants.

     4.5 Financial Reports. Furnish, or cause to be furnished, to the Bank whatever information, books and records the Bank may reasonably request, including at a minimum:
          A. With respect to Borrower, within sixty (60) days after the end of each fiscal quarter, a balance sheet as of the end of that period and statements of income, from the beginning of that fiscal year to the end of that period, certified as correct by one of its authorized agents.
          B. With respect to Borrower, within one hundred and twenty (120) days after and as of the end of each of its fiscal years, a detailed financial statement including a balance sheet and statements of income, such financial statement, to be prepared internally in a form reasonably acceptable to the Bank, and certified as correct by one of its authorized agents.
          C. Within sixty (60) days after the end of each fiscal quarter of Mace Security International, Inc., of Mace Car Wash - Arizona, Inc. dba Genie Car Wash, of Colonial Full Service Car Wash, Inc., of Mace Truck Wash, Inc. dba Red Baron Truck Wash, and of Mace Security Products, Inc., interim financial statements of each of such entities, including a balance sheet as of the end of that period and statements of income, from the beginning of that fiscal year to the end of that period, certified as correct by one of its authorized agents.

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          D.   Within one hundred and twenty (120) days after and as of the end of each fiscal year of Mace Security International, Inc., of Mace Car Wash - Arizona, Inc. dba Genie Car Wash, of Colonial Full Service Car Wash, Inc., of Mace Truck Wash, Inc. dba Red Baron Truck Wash, and of Mace Security Products, Inc., a detailed financial statement of each of such entities, including a balance sheet and statements of income, such financial statements to be prepared internally in a form reasonably acceptable to the Bank, and certified as correct by one of its authorized agents.
          E. Via either the EDGAR System or its Home Page of Mace Security International, Inc. ("MSII"), within one hundred and twenty (120) days after the filing of its Annual Report on Form 10-K for the fiscal year then ended with the Securities and Exchange Commission, the financial statements for such fiscal year as contained in such Annual Report on Form 10-K and, as soon as it shall become available, the annual report to shareholders of the Borrower for the fiscal year then ended.
          F. Via either the EDGAR System or its Home Page of MSII, within sixty (60) days after the filing of its Quarterly Report on Form lO-Q for the fiscal quarter then ended with the Securities and Exchange Commission, copies of the financial statements for such fiscal quarter as contained in such Quarterly Report on Form I0-Q, and, as soon as it shall become available, a quarterly report to shareholders of the Borrower for the fiscal quarter than ended.
          G. Via either the EDGAR System or its Home Page of MSII, promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by MSH or any subsidiary with the Securities and Exchange Conunission or any governmental authority succeeding to any or all of the functions of said Commission. If for any reason the EDGAR System and/or its Home Page are not available to MSII as is required for making available the financial statements or reports referred to above, MSII shall then furnish a copy of such financial For the purposes of this section, "EDGAR System" means the Electronic Data Gathering Analysis and Retrieval System owned and operated by the United States Securities and Exchange Commission or any replacement system, and "Home Page" means MSII's corporate home page on the World Wide Web accessible through the Internet via the universal resource locator (URL) identified as "www.sec.gov/edgar/searchedgar/webusers,htm" or such other universal resource locator that MSII shall designate in writing to the Bank as its corporate home page on the World Wide Web.

     4.6 Notices of Claims, Litigation, Defaults, etc. Promptly inform the Bank in writing of (1) all existing and all threatened litigation, claims, investigations, adminisfrative proceedings and similar actions affecting the Borrower which could materially affect the financial condition of the Borrower; (2) the occurrence of any event which gives rise to the Bank's option to terminate the Credit Facilities; (3) the institution of steps by the Borrower to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which the Borrower may have liability; (4) any additions to or changes in the locations of the Borrower's businesses; and (5) any alleged breach of any provision of this agreement or of any other agreement related to the Credit Facilities by the Bank.

     4.7 Additional Information. Furnish such additional information and statements, as the Bank may request, from time to time.

     4.8 Insurance Reports. Furnish to the Bank, upon request of the Bank, reports on each existing insurance policy showing such information as the Bank may reasonably request.

     4.9 Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between the Borrower and any other party.

     4.10 Title to Assets and Property. Maintain good and marketable title to all of the Borrower's assets and properties.

     4.11 Additional Assurances. Make, execute and deliver to the Bank such other agreements as the Bank may reasonably request to evidence the Credit Facilities and to perfect any security interests.

     4.12 Employee Benefit Plans. Maintain each employee benefit plan as to which the Borrower may have any liability, in compliance with all applicable requirements of law and regulations.

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     4.13 Depository Relationship. Maintain its primary banking depository relationship with the Bank and establish such accounts and maintain balances therein with the Bank sufficient to cover the cost of all the Bank's services provided; provided, however, that nothing herein shall require the Borrower to keep and maintain a specific minimum balance in such accounts.

     4.14 Compliance Certificates. Provide the Bank, within sixty (60) days after the end of each fiscal quarter, with a certificate executed by the Borrower's chief financial officer, or other officer or a person acceptable to the Bank, certifying that, as of the date of the certificate, no default exists under any provision of this agreement.

     4.15 Compliance Certificates. Provide the Bank, within one hundred twenty
          (120) days after the end of each fiscal year, with a certificate executed by the Borrower's chief financial officer, or other officer or a person acceptable to the Bank, certifying that, as of the date of the certificate, no default exists under any provision of this agreement.

5. Negative Covenants.

     5.1 Unless otherwise noted, the financial requirements set forth in this section will be computed in accordance with generally accepted accounting principles applied on a basis consistent with financial statements previously submitted by the Borrower to the Bank, 5.2 Without the written consent of the Bank, the Borrower will not:
          A. Dividends. While there is an existing default under any agreement between Bank and MSII, or if to do so will cause any such default, permit MSII to acquire or retire any of MSII's shares of capital stock, or declare or pay dividends or make any other distributions upon any of MSII's shares of capital stock, except that in the absence of any default, MSII may declare dividends in its capital stock.
          B. Debt. Incur, contract for, assume, or permit to remain outstanding, indebtedness for borrowed money, installment obligations, or obligations under capital leases or operating leases, other than (I) unsecured trade debt incurred in the ordinary course of business, (2) indebtedness owing to the Bank,
               (3) indebtedness reflected in the latest financial statement of the Borrower frrnished to the Bank prior to execution of this agreement and that is not to be paid with proceeds of borrowings under the Credit Facilities, and (4) indebtedness outstanding as of the date hereof that has been disclosed to the Bank in writing and that is not to be paid with proceeds of borrowings under the Credit Facilities.
          C. Guaranties. Guarantee or otherwise become or remain secondarily liable on the undertaking of another, except for endorsement of drafts for deposit and collection in the ordinary course of business,
          D. Liens. Create or permit to exist any lien on any of its property, real or personal, except: existing liens known to the Bank; liens to the Bank; liens incurred in the ordinary course of business securing current non-delinquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities.
          E. Use of Proceeds. Use, or permit any proceeds of the Credit Facilities to be used, directly or indirectly, for the purpose of "purchasing or carrying any margin stock" within the meaning of Federal Reserve Board Regulation U. At the Bank's request, the Borrower will furnish a completed Federal Reserve Board Form U-1.
          F. Continuity of Operations. (1) Engage in an mess activities sub ntially different from those in which the Borrower is presently engaged; (2) cease operat , liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve, or sell any material assets out of the ordinary course of business; or (3) enter into any arrangement with any person providing for the leasing by the Borrower or any subsidiary of real or personal property which has been sold or transferred by the Borrower or subsidiary to such person.
          G. Limitation on Negative Pledge Clauses. Enter into any agreement with any person other than the Bank which prohibits or limits the ability of the Borrower or any of its subsidiaries to create or permit to exist any lien on any of its property, assets or revenues, whether now owned or hereafter acquired.

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          H.   Conflicting Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of the Borrower's obligations under this agreement.
          I. Loans to Others. Make any loans to any person or entity, other than loans to its Affiliates, in excess of $250,000.00.
          J. Leverage Ratio. With respect to MSII, permit, as of each fiscal quarter end, its ratio of total liabilities less Subordinated Debt to Tangible Capital Funds to be greater than 2.00 to 1.00,
          K. Capital Expenditures. With respect to MSII, permit, any of its subsidiaries including Borrower, to make, capital expenditures in excess $ 1,000,000.00 in any one fiscal year
          L. Debt Service Coverage Ratio. With respect to MSII, permit as of each fiscal quarter end, its ratio of net income, plus interest expense, amortization expense and depreciation expense, plus income taxes, minus Distributions, for the preceding full twelve mont period to current maturities of long term debt, plus current maturities of long term leases, plus interest expense, for the same such twelve month period to be less than 1.10 to 1.00 beginning with the December 31, 2003 reporting period.
          M. Liquidity. With respect to MSII, permit at any time its total of unencumbered cash, and marketable securities, to be less than $1,000,000.00.
          N. Transactions with Affiliates. With respect to MSH, permit any of its subsidiaries including Borrower, to enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any affiliate of MSII or any of its subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to MSII or such subsidiary as would reasonably be obtained by MSII or such subsidiary at the time in a comparable arm's length transaction with a person other than an affiliate.
          0. Government Regulation. (1) Be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Bank from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (2) fail to provide documentary and other evidence of Borrower's identity as may be requested by Bank at any time to enable Bank to verify Borrower's identity or to comply with any applicable law or regulation ,including, without limitation, Section 326 of the USA Patriot Act of 2001,31 U.S.C.
               Section 5318.

Representations by the Borrower. Each Borrower represents that: (a) the execution and delivery of this agreement and the Notes, and the perfonnance of the obligations they impose, do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or other third party, (b) this agreement and the Notes are valid and binding agreements, enforceable according to their terms, (c) all balance sheets, profit and loss statements, and other financial statements and other information furnished to the Bank in connection with the Liabilities are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent

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liabilities of every type, which financial condition has not changed materially and adversely since those dates, (d) no litigation, 1 claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against the Borrower is pending or threatened, and no other event has occurred which may in any one case or in the aggregate materially adversely affect the Borrower's financial condition an properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by the Bank in writing or which is disclosed in Borrower's Form 10-K's or 10-Q's (e) all of the Borrower's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being contested by the Borrower in good faith and for which adequate reserves have been provided, (0 the Borrower is not a "holding company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940,as amended, (g) the Borrower is not a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (h) there are no defenses or counterclaims, offsets or adverse claims, demands or actions of any kind, personal or otherwise, that the Borrower could assert with respect to this agreement or the Credit Facilities,
(i) the Borrower owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, and 6) no part of the proceeds of the Credit Facilities will be used for"purchasing" or "canying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System of the United States (the "Board") as now and from time to time hereafter in effect or for any purpose which violates the provisions of any regulations of the Board. Each Borrower, other than a natural person, further represents that: (a) it is duly organized, existing and in good standing pursuant to the laws under which it is organized, and (b) the execution and delivery of this agreement and the Notes and the performance of the obligations they impose (i) are within its powers, (ii) have been duly authorized by all necessary action of its governing body, and (iii) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.
7. Default Remedies. If any of the Credit Facilities are not paid at maturity, whether by acceleration or otherwise, or if a default by anyone occurs under the terms of this agreement, the Notes or any agreement related to the Credit Facilities, then the Bank shall have all of the rights and remedies provided by any law or agreement.

8. Miscellaneous.

     8.1 Notice. Any notices and demands under or related to this document shall be in writing and delivered to the intended party at its address stated herein, and if to the Bank, at its main office if no other address of the Bank is specified herein, by one of the following means: (a) by hand, (b) by a nationally recognized overnight courier service, or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (a) upon receipt if delivered by hand, (b) on the Delivery Day after the day of deposit with a nationally recognized courier service, or (c) on the third Delivery Day after the notice is deposited in the mail, "Delivery Day" means a day other than a Saturday, a Sunday or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the mariner provided in this provision.

     8.2 No Waiver. No delay on the part of the Bank in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by the Bank of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default is effective unless it is in writing and signed by the Bank, nor shall a waiver on one occasion bar or waive that right on any future occasion.

     8.3 Integration. This agreement, the Notes, and any agreement related to the Credit Facilities embody the entire agreement and understanding

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          between the Borrower and the Bank and supersede all prior agreements and understandings relating to their subject matter. If any one or more of the obligations of the Borrower under this agreement or the Notes is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this agreement or the Notes in any other jurisdiction.

     8.4 Joint and Several Liability. Each Borrower, if more than one, is jointly and severally liable.

     8.5 Governing Law and Venue. This agreement is delivered in the State of Texas and governed by Texas law (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this agreement may be brought by the Bank in any state or federal court located in the State of Texas, as the Bank in its sole discretion may elect. By the execution and delivery of this agreement, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Texas is not a convenient forum or the proper venue for any such suit, action or proceeding.

     8.6 Captions. Section headings are for convenience of reference only and do not affect the interpretation of this agreement.

     8.7 Subsidiaries and Affiliates of the Borrower. To the extent the context of any provisions of this agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used in this agreement shall include all of the Borrower's subsidiaries and affiliates. Notwithstanding the foregoing, however, under no circumstances shall this agreement be construed to require the Bank to make any loan or other financial accommodation to any of the Borrower's subsidiaries or affiliates,

     8.8 Survival of Representations and Warranties. The Borrower understands and agrees that in extending the Credit Facilities, the Bank is relying on all representations, warranties, and covenants made by the Borrower in this agreement or in any certificate or other investment delivered by the Borrower to the Bank under this agreement. The Borrower further agrees that regardless of any investigation made by the Bank, all such representations, warranties and covenants will survive the making of the Credit Facilities and delivery to the Bank of this agreement, shall be continuing in nature, and shall remain in full force and effect until such time as the Borrower's indebtedness to the Bank shall be paid in full.

     8.9 Non-Liability of the Bank. The relationship between the Borrower and the Bank created by this agreement is strictly a debtor and creditor relationship and not fiduciary in nature, nor is the relationship to be construed as creating any partnership or joint venture between the Bank and the Borrower. The Borrower is exercising the Borrower's own judgement with respect to the Borrower's business. All information supplied to the Bank is for the Bank's protection only and no other party is entitled to rely on such information. There is no duty for Bank to review, inspect, supervise or inform the Borrower of any matter with respect to the Borrower's business. The Bank and the Borrower intend that the Bank may reasonably rely on all information supplied by the Borrower to the Bank, together with all representations and warranties given by the Borrower to the Bank, without investigation or confirmation by the Bank and that any investigation or failure to investigate will not diminish the Bank's right to so rely.

     8.10 Indemnification of the Bank. The Borrower agrees to indemnify, defend and hold the Bank and BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, and each of their respective shareholders, directors, officers, employees and agents (collectively, the "Indemnified Persons") harmless from any and all obligations, claims, liabilities, losses, damages, penalties, fines, forfeitures, actions, judgments, suits, costs, expenses and disbursements of any kind or nature (including, without limitation, any Indemnified Person's attorneys fees) (collectively, the "Claims") which may be

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          imposed upon, incurred by or assessed against any Indemnified Person
          (whether or not caused by any Indemnified Person's sole, concurrent, or contributory negligence) arising out of or relating to this agreement; the exercise of the rights and remedies granted under this agreement (including, without limitation, the enforcement of this agreement and the defense of any Indemnifed Person's action or inaction in connection with this agreement); and in connection with the Borrower's failure to perform all of the Borrower's obligations under this agreement, except to the limited extent that the Claims against any such Indemnified Person are proximately caused by such Indemnified Person's willful misconduct. The indemnification provided for in his section shall survive the termination of this agreement and shall extend to and continue to benefit each individual or entity who is or has at any time been an Indemnified Person. The Borrowers indemnity obligations under this section shall not in any way be affected by the presence or absence of covering insurance, or by the amount of such insurance or by the failure or refbsal of any insurance carrier to perform any obligation on its part under any insurance policy or policies affecting the Borrower's assets or the Borrower's business activities. Should any Claim be made or brought against any Indemnified Person by reason of any event as to which the Borrower's indemnification obligations apply, then, upon any Indemnified Person's demand, the Borrower, at its sole cost and expense, shall defend such Claim in the Borrower's name, if necessary, by the attorneys for the Borrower's insurance carrier (if such Claim is covered by insurance), or otherwise by such attorneys as any Indemnified Person shall approve. Any Indemnified Person may also engage its own attorneys at its reasonable discretion to defend the Borrower and to assist in its defense and the Borrower agrees to pay the fees and disbursements of such attorneys.

WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF BORROWER AND BORROWER AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO CLAIMS, OBLIGATIONS, DAMAGES, LOSSES, COSTS,EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES), DEMANDS, LIABILITIES,PENALTIES, FINES AND FORFEITURES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PERSON.

     8.11 Counterparts. This agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.

     8.12 Sole Discretion of the Bank. Whenever the Bank's consent or approval is required under this agreement, the decision as to whether or not to consent or approve shall be in the sole and exclusive discretion of the Bank and the Bank's decision shall be final and conclusive.

     8.13 Advice of Counsel. The Borrower acknowledges that it has been advised by counsel, or had the opportunity to be advised by counsel, in the negotiation, execution and delivery of this agreement and any documents executed and Delivered in connection with the Credit Facilities.

     8.14 Recovery of Additional Costs. If the imposition of or any change in any law, rule, regulation, or guideline, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modiI~, or make applicable any taxes (except federal, state, or local income or franchise taxes imposed on the Bank), reserve requirements, capital adequacy requirements, or other obligations which would (A) increase the cost to the Bank for extending or maintaining the Credit Facilities, (B) reduce the amounts payable to the Bank under the Credit Facilities, or (C) reduce the rate of return on the Bank's capital as a consequence of the Banks obligations with respect to the Credit Facilities, then the Borrower agrees to pay the Bank such additional amounts as will compensate the Bank therefor, within five (5) days after the Bank's written demand for such payment. The Bank's demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by the Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

     8.15 Conflicting Terms. If this agreement is inconsistent with any provision in any agreement related to the Credit Facilities, the Bank

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

          shall determine, in the Bank's sole and absolute discretion, which of the provisions shall control any such inconsistency.

     8.16 Expenses. The Borrower agrees to pay or reimburse the Bank for all its out-of-pocket costs and expenses and reasonable attorneys' fees incurred in connection with the development, preparation and execution of, and in connection with the enforcement or preservation of any fights under, this agreement, any amendment, supplement, or modification thereto, and any other documents prepared in connection herewith or therewith. These costs and expenses include without limitation any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

9. USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of200l, 31 U.S.C.
Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for
Borrower: When Borrower opens an account, if Borrower is an individual Bank will ask for Borrowers name, taxpayer identification number, residential address, date of birth, and other information that will allow Bank to identify Borrower, and if Borrower is not an individual Bank will ask for Borrower's name, taxpayer identification number, business address, and other information that will allow Bank to identify Borrower. Bank may also ask, if Borrower is an individual to see Borrower's driver's license or other identifying documents, and if Borrower is not an individual to see Borrower's legal organizational documents or other identifying documents.

10. WAIVER OF SPECIAL DAMAGES. THE BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK N ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

11. JURY WAIVER. THE BORROWER AND THE BANK HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE BORROWER AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN.

Address(es) for Notices:

Borrower:
     Eager Beaver Car Wash, Inc
     1000 Crawford Place, Suite 400
     Mount Laurel, NJ 08054
     Attn:______________________

By: /s/ Robert M. Kramer
   ---------------------
        Robert M. Kramer      Secretary
        Printed Name          Title


                                                            Date Signed: 3/11/04

Address for Notices:

     Bank One, NA, with its main office in Chicago, IL
     1301 5. Bowen Rd.
     Arlington, TX 76013
     Attn:______________________

By:  /s/ Mark W. Warren
   --------------------
         Mark W. Warren       First Vice President
         Printed Name         Title

                                                            Date Signed: 3/12/04

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